Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Kingsway Financial Services Inc.’s Registration Statements on Form S-8 (File Nos. 333-249266, 333-228286, 333-196633 and 333-194108) of our report dated March 17, 2025, relating to the December 31, 2024 and 2023 consolidated financial statements which appears in Kingsway Financial Services Inc.’s Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission.

/s/ Plante & Moran PLLC

Chicago, Illinois

March 17, 2025